EXHIBIT 11

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                    THE DELTONA CORPORATION AND SUBSIDIARIES

                COMPUTATION OF NET INCOME (LOSS) PER COMMON SHARE



                                                                  Years Ended
                                       -------------------------------------------------------------------
                                       December 31,  December 31,  December 31,  December 31, December 31,
                                          2000          1999          1998          1997         1996
                                       ------------  ------------  ------------  -----------  ------------


Computation of primary income (loss)
 per common share(a):

Loss before extraordinary item .....   $   (1,042)   $     (367)   $   (2,591)   $   (1,326)   $(1,227)
                                       ==========    ==========    ==========    ==========    =======

Net income (loss) ..................   $   (1,042)   $     (367)   $   (2,591)   $   (1,326)   $  (896)
                                       ==========    ==========    ==========    ==========    =======

Net income (loss) applicable
  to common stock ..................   $   (1,042)   $     (367)   $   (2,591)   $   (1,326)   $  (896)
                                       ==========    ==========    ==========    ==========    =======

Total weighted average common shares
  outstanding ......................       13,544        13,544        13,544         6,754      6,730
                                       ==========    ==========    ==========    ==========    =======


Per Common Share Data:
  Loss before extraordinary items ..   $     (.08)   $     (.03)   $     (.19)   $     (.20)   $  (.18)
                                       ==========    ==========    ==========    ==========    =======


  Net income (loss) ................   $     (.08)   $     (.03)   $     (.19)   $     (.20)   $  (.13)
                                       ==========    ==========    ==========    ==========    =======




------------------------

     (a) Earnings per common share assuming full dilution was approximately the same for all periods.


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